FOR IMMEDIATE RELEASE

INSPIREMD ANNOUNCES ENROLLMENT COMPLETION IN MASTER TRIAL

Milestone Reached in MGuard™ Clinical Development, Results Expected 3Q 2012

Tel Aviv, Israel – May 24, 2012 – InspireMD, Inc. (OTC BB: NSPR) (the “Company” or “InspireMD”), a medical device company focusing on the development and commercialization of its proprietary stent platform technology for use in patients with Acute Myocardial Infarctions, today announced that is has completed enrollment in the MASTER  (MGuard™ for Acute ST Elevation Reperfusion) trial. The Company is on track to release preliminary top line results in the third quarter of 2012.

Eli Bar, CTO and Vice President of Research and Development of InspireMD, commented: “This is an important milestone in the clinical development of MGuard™. The timely completion of enrollment has been achieved one month ahead of schedule. Completion of the MASTER trial is a key component of our plan to establish MGuard™ as the standard of care for Acute MI patients.”

The MASTER Trial is a multinational randomized controlled trial designed to evaluate the MGuard™ and MGuard Prime Coronary Stents compared with the standard of care, bare metal stents (BMS) or drug eluting stents (DES), for acute ST-elevation myocardial infarction (STEMI) patients. It has enrolled 432 patients in a two-arm, parallel design study. The primary endpoint is complete ST segment resolution. Clinical follow-up will continue for one year and important secondary endpoints such as TIMI (Thrombolysis In Myocardial Infarction) flow, MBG (Myocardial Blush Grade) and MACE (Major Adverse Cardiac Events) will be measured. Sub-studies include infarct size measured by cardiac MRI, as well as restenosis by invasive angiographic follow-up at 13 months.

The MASTER Trial is being conducted in 50 centers in nine countries: Germany, Hungary, Israel, Poland, Czech Republic, France, Ireland, Brazil and South Africa. Dr. Gregg Stone, Director of Cardiovascular Research and Education, Columbia University in New York, is the study chairman. The trial’s principal investigators are Prof. Alexandre Abizaid of the Institute Dante Pazzanese de Cardiologia in São Paulo Brazil; Prof. Dariusz Dudek from Jagiellonian University in Krakow, Poland; and Prof. Sigmund Silber of University of Munich, Germany.  Detailed results from the trial are expected to be submitted for presentations at interventional cardiology meetings in the second half of the year.

About InspireMD, Inc.

InspireMD is a medical device company focusing on the development and commercialization of its proprietary stent system technology, MGuard™. InspireMD intends to pursue applications of this technology in coronary, carotid and peripheral artery procedures. InspireMD's common stock is listed on the OTC BB under the ticker symbol "NSPR".

Enrollment completed in MASTER Trial                                                                                     Page 2

Forward-looking Statements:

This press release contains "forward-looking statements." Such statements may be preceded by the words "intends," "may," "will," "plans," "expects," "anticipates," "projects," "predicts," "estimates," "aims," "believes," "hopes," "potential" or similar words. Forward-looking statements are not guarantees of future performance, are based on certain assumptions and are subject to various known and unknown risks and uncertainties, many of which are beyond the Company's control, and cannot be predicted or quantified and consequently, actual results may differ materially from those expressed or implied by such forward-looking statements. Such risks and uncertainties include, without limitation, risks and uncertainties associated with (i) market acceptance of our existing and new products, (ii) negative clinical trial results or lengthy product delays in key markets, (iii) an inability to secure regulatory approvals for the sale of our products, (iv) intense competition in the medical device industry from much larger, multi-national companies, (v) product liability claims, (vi) our limited manufacturing capabilities and reliance on subcontractors for assistance, (vii) insufficient or inadequate reimbursement by governmental and other third party payers for our products, (viii) our efforts to successfully obtain and maintain intellectual property protection covering our products, which may not be successful, (ix) legislative or regulatory reform of the healthcare system in both the U.S. and foreign jurisdictions, (x) our reliance on single suppliers for certain product components, (xi) the fact that we will need to raise additional capital to meet our business requirements in the future and that such capital raising may be costly, dilutive or difficult to obtain and (xii) the fact that we conduct business in multiple foreign jurisdictions, exposing us to foreign currency exchange rate fluctuations, logistical and communications challenges, burdens and costs of compliance with foreign laws and political and economic instability in each jurisdiction. More detailed information about the Company and the risk factors that may affect the realization of forward-looking statements is set forth in the Company's filings with the Securities and Exchange Commission, including the Company's Registration Statement on Form S-1 filed with the SEC on December 22, 2011. Investors and security holders are urged to read these documents free of charge on the SEC's web site at www.sec.gov. The Company assumes no obligation to publicly update or revise its forward-looking statements as a result of new information, future events or otherwise.

Investor Contact:
Michael Rice
Office Phone: (646) 597-6979
Email: mrice@lifesciadvisors.com

Corporate Contact:
Jonina Ohayon
Marketing Director
Email: jonina@inspire-md.com
OTC BB: NSPR
www.inspire-md.com

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